UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  November 18, 2010

InfoLogix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-125575	20-1983837
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 E. County Line Road, Hatboro, Pennsylvania	19040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 604-0691

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 18, 2010, InfoLogix, Inc. (the “Company”) and its subsidiaries (collectively, the “Borrowers”) borrowed $700,000 (the “Discretionary Credit”) from Hercules Technology Growth Capital, Inc. (“Hercules”) under its revolving credit facility pursuant to the Amended and Restated Loan and Security Agreement dated November 20, 2009, as amended by Amendment No. 1 dated February 19, 2010, Amendment No. 2 dated April 6, 2010, Amendment No. 3 dated June 25, 2010, and Amendment No. 4 dated October 28, 2010 (as amended, the “Loan Agreement”) with Hercules.  The Discretionary Credit will be treated as an overadvance under the Loan Agreement and is repayable on demand and otherwise on the terms applicable to and at the interest rate charged on overadvances provided for in the Loan Agreement.  The Loan Agreement is described more fully in our quarterly report on Form 10-Q for the quarterly period ended September 30, 2010, filed with Securities and Exchange Commission on November 15, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOLOGIX, INC.

Date: November 22, 2010	By:	/s/ John A. Roberts
John A. Roberts
Chief Financial Officer